U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G/A

AMENDMENT NO. 5

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-56335

Perfect Solutions Group, Inc.

(Name of Small Business Issuer in its charter)

Nevada	I.R.S. Employer Identification Number
(State or other jurisdiction of	00-0000000
incorporation or formation)

c/o Paul Moody
780 Reservoir Avenue, #123
Cranston, RI 02910	02910
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (508) 343-8127

Fax number: (401)-633-7300

Email: support@corporaterevivalservices.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Name of Exchange on which to be so
Title of each class	registered each class is to be registered

Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated ﬁler, an accelerated ﬁler, a non-accelerated ﬁler, smaller reporting company, or an emerging growth company. See the deﬁnitions of “large accelerated ﬁler,” “accelerated ﬁler,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated ﬁler ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data, and other information, and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1. BUSINESS

(a) Business Development

Perfect Solutions Group, Inc. (we, us, our, the "Company" or the "Registrant") was incorporated in the State of Nevada on June 29, 2021.

On September 7, 2021, the Company filed restated articles of incorporation.

On September 8, 2021, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). The constituent corporations in the Reorganization were ALL-Q-TELL Corporation (“ALLQ” or “Predecessor”), Perfect Solutions Group, Inc. (“Successor”), and Perfect Solutions Merger Sub, Inc. (“Merger Sub”). Our director is, and was, the sole director/officer of each constituent corporation in the Reorganization.

Perfect Solutions Group, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Perfect Solutions Group, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Perfect Solutions Group, Inc. became a wholly owned direct subsidiary of ALL-Q-TELL Corporation and Merger Sub became a wholly owned and direct subsidiary of Perfect Solutions Group, Inc.

Pursuant to the above, on September 8, 2021, ALL-Q-TELL Corporation filed Articles of Merger with the Nevada Secretary of State. The merger became effective on September 15, 2021 at 4:00 PM EST (“Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Perfect Solutions Group, Inc.’s (“Successors”) common stock.

PSGI began a quoted market in its common stock on November 19, 2021 in the OTC Expert Market when FINRA issued and released the ticker symbol PSGI into the marketplace for Perfect Solutions Group, Inc. The Company was given a CUSIP Number by CUSIP Global Services for its common stock of 71373M101 as obtained from Global Services on September 17, 2021 upon the effectiveness of the Corporate Action.

Our Common Stock is currently listed on the OTC Markets Group Inc.’s Expert Market under the symbol “PSGI”.

The Company believes that the Reorganization, deemed effective on September 15, 2021, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, the provisions of NRS 92A.180 did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act of 1933.”

However, if the Company’s belief is later determined to be incorrect, whereas the Company may have been required to register the transaction under Section 5 of the Securities Act, shareholders as a result may have a right of rescission under Section 12(a)(1) of the Securities Act. Those potential consequences may have a substantive impact on our liquidity now or at any future time. The SEC could initiate proceedings against the Company and any person that sold securities in violation of Section 5 of the 1933 Securities Act. Section 5 of the Securities Act of 1933 prohibits the sale or delivery of unregistered securities unless a registration statement is in effect as to a security.

On September 15, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock we held in ALL-Q-TELL Corporation resulting in ALL-Q-TELL Corporation as a stand-alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with ALL-Q-TELL Corporation after the Reorganization. Paul Moody, the Director of ALL-Q-TELL Corporation, did not discover any assets of ALL-Q-TELL Corporation from the time he was appointed Director until the completion of the Reorganization and subsequent separation of ALL-Q-TELL Corporation as a stand-alone company.

Given that the former business plan and objectives of ALL-Q-TELL Corporation (“ALLQ”) and the present day business plan and objectives of Perfect Solutions Group, Inc. (“PSGI”) substantially differ from one another, we conducted the corporate separation with ALL-Q-TELL Corporation immediately after the effective time of the Reorganization in order to avoid any shareholder confusion. The former business plan of ALLQ (to operate sleep diagnostic machines and also provide diagnostic services to hospitals on a contractual basis) under the leadership of its former directors, does not, in any way, represent the current day blank check business plan of Perfect Solutions Group, Inc. It is our belief that ALLQ was a shell company at the time of the Reorganization. The result of corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives. Furthermore, we wanted to continue trading in the OTC MarketPlace.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our sole director, to be for the benefit of the corporation and its shareholders. Former shareholders of ALLQ are now the shareholders of PSGI. Each and every shareholder of ALLQ became a shareholder of PSGI with each share of capital stock of ALLQ held by former ALLQ shareholder becoming an equivalent amount of capital stock held in PSGI. The former shareholders of ALLQ now have the opportunity to benefit under our business plan and we have the opportunity to grow organically from our shareholder base and new leadership under our sole director.

FINRA completed its review of our corporate action. On September 17, 2021, Perfect Solutions Group, Inc. was given a CUSIP number by CUSIP Global Services of 71373M101 and a ticker symbol PSGI. The announcement of our Predecessor’s corporate action was posted on the FINRA daily list on November 18, 2021. The Market Effective date was November 19, 2021.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of the date of this report, the Company had not yet commenced any such operations.

Currently, CRS Consulting, LLC, a Wyoming LLC owned and controlled by Jeffrey DeNunzio, Thomas DeNunzio and Paul Moody, is our controlling shareholder, owning 10,000 shares of Series Z Preferred Stock. Series Z Preferred Stock has no conversion rights to any other class, and every vote of Series Z Preferred Stock has voting rights equal to 1,000,000 votes of Common Stock.

We use the home office space of our director at no cost.

The Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts thus far to identify a possible business combination with an active operating company. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.

The Company is an “emerging growth company” (“EGC”), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies Section Below).

Additional Information relating to Predecessor:

All-Q-Tell Corporation (“the Predecessor”) was originally incorporated on October 28, 1999 in the State of Nevada, under the name Donovan Weiss, Inc. Predecessor was in the business of providing sleep diagnostic services to hospitals on a contractual basis, and provided scoring and other management services to hospitals and other third parties. The Predecessor was abandoned by former management in or about 2012 and lost its license to conduct business for failure to pay fees owed to Nevada Secretary of State (“NSOS”). Subsequently in 2021, an application was made to appoint Paul Moody as custodian of Predecessor who reinstated Predecessor into good standing with NSOS.

On December 11, 2003, Predecessor filed Articles of Merger with the Nevada Secretary of State, wherein Donovan Weiss, Inc. merged with Fortuna Holdings, Inc., resulting in the Predecessor’s name changing to Quickex, Inc.

On June 7, 2005, Predecessor filed a Certificate of Amendment with the Nevada Secretary of State, resulting in the Predecessor’s name changing to Meshtech Wireless, Inc.

On August 3, 2006, Predecessor filed a Certificate of Amendment with the Nevada Secretary of State, resulting in the Predecessor’s name changing to Sleep Healers Holdings, Inc.

On August 31, 2006, Predecessor filed a Certificate of Amendment with the Nevada Secretary of State, resulting in the Predecessor’s name changing to Sleep Holdings, Inc.

On August 31, 2006, Predecessor filed a Certificate of Amendment with the Nevada Secretary of State, resulting in the Predecessor’s name changing to ALL-Q-TELL Corporation.

On June 22, 2007, Predecessor filed a Certificate of Amendment with the Nevada Secretary of State to increase our authorized common stock from 25,000,000 to 100,000,000.

On September 4, 2007, Predecessor filed a Certificate of Amendment with the Nevada Secretary of State, resulting, amongst other things, in a change to the Predecessor’s authorized shares.

On September 4, 2007, Predecessor filed a Certificate of Designation with the Nevada Secretary of State pertaining to the creation of Series A Preferred Stock.

On September 7, 2007, Predecessor filed a Certificate of Designation correcting an error in the Certificate of Designation filed on September 4, 2007.

On September 16, 2010, Predecessor filed a Certificate of Amendment with the Nevada Secretary of State to increase our authorized common stock from 100,000,000 to 500,000,000.

On November 10, 2011, Predecessor filed a Certificate of Amendment with the Nevada Secretary of State to increase our authorized common stock from 500,000,000 to 750,000,000.

On July 23, 2021, as a result of an Application for Custodianship granted by the Eighth Judicial District Court, Clark County Nevada, Case Number: A-21-836274-P, Paul Moody was appointed Custodian of All-Q-Tell Corporation. Pursuant to the court order attached hereto as EX 99.1 to the registration statement, Mr. Moody was vested with all powers specified in NRS 78.347(6) including but not limited to, as follows:

“That Paul Moody be appointed custodian of the Company with all powers specified in NRS 78.347(6), including but not limited to, as follows: to exercise all of the powers of the corporation, through or in place of its board of directors or officers, for the purposes of continuing the Company as a going concern, and without class consent to reinstate the corporate charter, appointing interim officer(s) and director(s), reorganizing the Company, negotiating and settling with any debtor or creditor, hiring counsel, accountants or business consultants, initiating shareholder meetings, increase, decrease or reclassify its authorized stock whether outstanding or not, issuing new shares of stock, authorizing and designating new classes of preferred stock, initiating litigation in the name of the Company, and in his discretion to make any other change or alteration in its articles of incorporation that custodian deems reasonable, just and beneficial to the corporation and its shareholders”

On or about July 29, 2021, Custodian filed a Certificate of Revival with Nevada Secretary of State to reinstate ALLQ into good standing and filed an initial list of officers/directors, state business license and appointment of registered agent.

Effective July 29, 2021, Predecessor filed a Certificate of Designation, which created the class of Series Z Preferred Stock. Series Z Preferred Stock with no conversion rights. Every 1 share of Series Z Preferred Stock has voting rights equal to 1,000 votes of common stock.

On July 29, 2021, 10,000 shares of Series Z Preferred Stock were issued to CRS Consulting, LLC for providing services to salvage value for the benefit of shareholders. CRS Consulting, LLC is owned and controlled by Jeffrey DeNunzio, Thomas DeNunzio and Paul Moody. The issuance was made pursuant to Rule 4(a)(2) of the Securities Act and did not involve any public solicitation or public offering. The shares were issued to CRS for providing services to salvage value for the benefit of shareholders.

On September 3, 2021, the Predecessor filed, with the Nevada Secretary of State, Restated Articles of Inc., which, amongst other things, resulted in the withdrawal of designation for Series A Preferred Stock and a change to the Company's authorized shares.

On September 8, 2021, the Predecessor filed, with the Nevada Secretary of State, Articles of Merger with an effective date of September 15, 2021. The constituent Nevada corporations in the Reorganization were Predecessor and Perfect Solutions Group, Inc.

Amount and type of shares issued and the number and type of shareholders.

At the Effective Time of Reorganization, there were 573,271,545 common shares and 10,000 shares of Preferred Series Z shares issued and outstanding. There were 117 record shareholders at the Effective Time. We nor the transfer agent are in possession of information regarding common shareholders to draw a conclusion if a former ALLQ common shareholder was accredited or not. Series Z preferred shares were issued to CRS Consulting, LLC, an entity equitably controlled by Paul Moody, Jeffrey DeNunzio and Thomas DeNunzio.

Summary of Holding Company Reorganization

On September 15, 2021, the Company reorganized with ALLQ into a holding company structure pursuant to Nevada Revised Statutes NRS 92A.180, 92A.200, NRS 92A.230 and NRS 92A.250. Immediately prior to the merger, the Company was a wholly owned subsidiary of ALLQ. Perfect Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company (Merger Sub”). Each share of ALLQ capital stock was converted in the merger into a share of the Company’s capital stock with each share of the capital stock of ALLQ outstanding immediately prior to the Effective Time of the merger converted in the merger into a share of capital stock of the Company having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the share of stock of ALLQ converted in the merger. Fractional shares were rounded up to the next whole share.

After completion of merger On September 15, 2021, Perfect Solutions Group, Inc. cancelled its shares held in Predecessor resulting in Predecessor as a stand-alone company.

Summary of Reasons for the Merger and Separation

The reasons for the merger and immediate separation of ALLQ was decided upon by Mr. Moody, sole director of each constituent company to be in the best interests of the companies and ALLQ shareholders. Mr. Moody rationalized that the most expeditious way to provide shareholders current and publicly available information pursuant to amended Rule 15c2-11 effective 9/28/21 was to complete a holding company reorganization with PSGI and immediately separate. The immediate separation of ALLQ from PSGI after completion of the merger disassociated the former ALLQ officers/directors from PSGI including ALLQ’s former and abandoned business plan. The Reorganization resulted in the former shareholders of ALLQ holding an equivalent economic stake in PSGI as they held in ALLQ prior to the merger. PSGI began a quoted market in its common stock on November 19, 2021 in the OTC Expert Market when FINRA issued and released the ticker symbol PSGI into the marketplace for Perfect Solutions Group, Inc. PSGI’S goal now is to exit the OTC Expert Market as an SEC reporting company and begin trading in OTC Pink Current under its own and newly issued CUSIP Number 71373M101 obtained from Global Services on September 17, 2021 . The former shareholders of ALLQ now have the opportunity to benefit under our business plan and a target operating company will have the opportunity to grow organically from our built in shareholder base.

Background of Predecessor with OTC Markets

Our Predecessor’s common stock was quoted and traded on the over-the-counter market (the “OTC Markets”) in the Pink Open® Market (the “Pink Market”) until September 27, 2021. On September 28, 2021, our Predecessor’s common stock ceased to be quoted on the OTC Market and was shifted to the Expert Market. The OTC Markets Group operates the Expert Market as a separate market tier. In September 2020, the SEC amended Exchange Act Rule 15c2-11, which primarily governs a broker’s ability to submit or publish quotations for securities that trade on the over-the-counter (OTC) markets. In essence, Rule 15c2-11 prohibits dealers from publishing quotations for OTC securities to quotation mediums without first reviewing certain issuer financial information and ensuring that information is current and publicly available before quoting that security. Under the amended Rule 15c2-11 (the “Amended Rule”), which took effect on September 28, 2021, (the “Effective Time”) current information about an issuer must be publicly available in order for an issuer’s security to become quoted initially, and remain quoted, on one of the public markets operated by the OTC Markets Group. The Company filed this Form 10 registration statement on August 26, 2021 and completed the Reorganization with an effective date of September 15, 2021. However, we incorrectly believed that when we filed this registration statement with the Commission and completed the Reorganization that we were providing significantly more than the required current public information pursuant to the Amended Rule. The Amended Rule treats non reporting issuers as catch-all issuers as defined in amended Rule 15c2-11. It was our understanding that we were current pursuant to Rule 15c2-11(e)(2)(i) since we made the registration statement publicly available through EDGAR on September 24, 2021 disclosing the Reorganization pursuant to Rule 15c2-11(e)(5) that contained significantly more than the required catch-all information set forth in Rule 15c2-11(b)(5)(i).

However, according to guidance from the OTC Markets Group, catch-all issuers will satisfy the requirements of the Amended Rule only if such issuers have an effective registration statement in accordance with the provisions of the Amended Rule. This meant that since our registration statement was not yet effective at the Effective Time of Reorganization, we were moved to the OTC Markets Group’s “Expert Market.” The Expert Market is available for unsolicited quotes only, meaning broker-dealers may use the Expert Market to publish unsolicited quotes representing limit orders from retail and institutional investors who are not affiliates or insiders of the issuer. Quotations in Expert Market securities are made available to broker-dealers, institutions, and other sophisticated investors. The result at the Effective Time was that our stockholders no longer have a public trading market for our common shares. Trading bid and ask prices and share trading volumes are not publicly quoted and the trading market for our common stock is illiquid and may be limited primarily to private purchases and sales among individual stockholders, if at all. Such transactions will be opaque to the public marketplace and will not provide the Company’s stockholders with a reliable market value of its common stock. Stockholders may be unable to sell their shares when they desire to do so or at all or may receive less than what they perceive their shares are worth in such a transaction. In addition, an inactive market may impair the Company’s ability to raise capital by selling shares and its ability to acquire other companies or technologies by using its shares as consideration, which, in turn, could adversely affect our business. The Company intends to seek to have its quotations and trading in its common stock restored to the Pink Market, or a higher OTC market tier following the automatic effectiveness of our registration statement filed on August 26, 2021 that went effective on October 25, 2021 resulting in us becoming an Exchange Act reporting issuer.

Pre-Merger

The respective boards of directors of ALLQ, the Company and Merger Sub approved and declared advisable and in the best interests of each of such corporations and its shareholders to authorize, ratify and adopt the Reorganization without a vote of shareholders and the transactions contemplated hereby, including without limitation, the Merger.

The respective Articles of incorporation of ALLQ and the Company have the same designations, rights, and powers and preferences, and the qualifications, limitations and restrictions thereof, as ALLQ Capital Stock which was automatically converted pursuant to the Reorganization;

The Articles of Incorporation and Bylaws of the Company, as the holding company, at the Effective Time of the merger contained provisions identical to the Articles of Incorporation and Bylaws of ALLQ immediately prior to the merger, other than as permitted by NRS 92A.200.

The Articles of Incorporation of ALLQ states that any act or transaction by or involving ALLQ, other than the election or removal of directors of ALLQ, that requires for its adoption under the NRS or the Articles of Incorporation of ALLQ the approval of the stockholders of ALLQ, shall require in addition the approval of the stockholders of the Company (or any successor thereto by merger), by the same vote as is required by the Articles of Incorporation and/or the Bylaws of ALLQ.

The Articles of Incorporation and Bylaws of Merger Sub are identical to the Articles of Incorporation and Bylaws of ALLQ immediately prior to the merger, other than as permitted by NRS 92A.200;

The Boards of Directors of ALLQ, the Company, and Merger Sub approved the Reorganization, shareholder approval not being required pursuant to NRS 92A.180;

Post-Merger

1. At the Effective Time and in accordance with this Reorganization and the provisions set forth in Nevada Revised Statutes NRS 92A.180, 92A.200, NRS 92A.230 and NRS 92A.250, ALLQ shall be merged with and into Merger Sub, (the “Merger”), and ALLQ shall be the surviving corporation, (hereinafter sometimes referred to as the (“Surviving Corporation”). At the Effective Time, the separate corporate existence of Merger Sub ceased and ALLQ became the wholly owned subsidiary of the Company, and the Company became the publicly traded company, as the successor issuer.

2. Effective Time. The Merger became effective on September 15, 2021 as specified in the Articles of Merger duly filed with the Secretary of State on September 8, 2021 that included the agreement and plan of merger (“Agreement”).

3. Effects of Merger. The Merger had the effects set forth in the Agreement and in the applicable provisions set forth in NRS 92A.250. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) right and title to all assets (including real estate and other property) owned by, and every contract right possessed by, ALLQ and Merger Sub shall vest in the Surviving Corporation, and (ii) all liabilities and obligations of ALLQ and Merger Sub shall become the liabilities and obligations of the Surviving Corporation. The vesting of such rights, title, liabilities, and obligations in the Surviving Corporation shall not be deemed to constitute an assignment or an undertaking or attempt to assign such rights, title, liabilities and obligations. The conversion of securities of ALLQ into the identical and equivalent securities of the Company will not constitute a sale, resale or different security. Securities issued by the Company pursuant to the merger shall be deemed to have been acquired at the same time as the securities of ALLQ exchanged in the merger. The Company’s securities issued solely in exchange for the securities of ALLQ as part of a reorganization of ALLQ into a holding company structure. Stockholders received securities of the same class evidencing the same proportional interest in the Company as they held in ALLQ, and the rights and interests of the stockholders of such securities are substantially the same as those they possessed as stockholders of ALLQ securities. Immediately following the merger, the Company had no significant assets other than securities of ALLQ and had the same assets and liabilities on a consolidated basis as ALLQ had before the merger. Stockholders of ALLQ shall be the stockholders of the Company. The Company’s common stock traded in the OTC Markets under ALLQ’s ticker symbol “ALLQ” under which the common stock of ALLQ previously listed and traded until the new ticker symbol PSGI was released into the OTC marketplace by the Financial Industry Regulatory Authority.

4. Articles of Incorporation. As of the date hereof and immediately prior to the Effective time, the articles of incorporation of ALLQ shall be the articles of incorporation of the Company until thereafter amended as provided therein or by the NRS.

5. Bylaws. From and after the Effective Time, the bylaws of ALLQ, as in effect immediately prior to the Effective Time, shall constitute the bylaws of the Company until thereafter amended as provided therein or by applicable law.

6. Directors. The directors of ALLQ in office immediately prior to the Effective Time shall be the Directors of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified.

7. Officers. The officers of ALLQ in office immediately prior to the Effective Time shall be the officers of the Company and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified.

8. Conversion of Securities. At the Effective Time, by virtue of the merger and without any action on the part of the holder thereof;

(a) Conversion of ALLQ Common Stock. Each share of ALLQ Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of The Company's Common Stock;

(b) Conversion of ALLQ Common Stock Held as Treasury Stock. Each share of ALLQ Common Stock issued and outstanding held in ALLQ treasury shall be cancelled and retired.

(c) Conversion of ALLQ Preferred Stock. Each share of ALLQ Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of the Company's Preferred Stock having the same designations, rights, power, and preferences, and the qualifications, limitations, and restrictions thereof, as the corresponding share of the ALLQ Preferred Stock.

(d) Conversion of ALLQ Preferred Stock Held as Treasury Stock. Each share of ALLQ Preferred Stock issued and outstanding held in ALLQ treasury shall be cancelled and retired.

(e) Conversion of Options, Warrants, Purchase Rights, Units or Other Securities of ALLQ. Each option, warrant, purchase right, unit or other security of ALLQ will be subject to NRS 78.242.

(f) Conversion of The Company's Common Stock. Each share of The Company's Common Stock issued and outstanding held in the name of ALLQ immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of The Company's Common Stock.

(g) Conversion of Merger Sub Common Stock. Each share of Merger Sub common Stock will be converted into one validly issued, fully paid and non-assessable share of common stock of the Company.

(h) Rights of Certificate Holders. Upon conversion thereof in accordance with this Section 8, all shares of ALLQ Capital Stock shall no longer be outstanding and shall cease to exist, and each holder of a certificate representing any such shares except, in all cases, as set forth in Section 11 herein. In addition, each outstanding book-entry that, immediately prior to the Effective Time, evidenced shares of ALLQ Capital Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of The Company's Capital Stock.

9. Other Agreements. At the Effective Time, Successor shall be subject to NRS 78.242.

10. Further Assurances. From time to time, as and when required by The Company's or by its successors or assigns, there shall be executed and delivered on behalf of ALLQ such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest perfect or conform, of record or otherwise, in The Company's, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ALLQ, and otherwise to carry out the purposes of this Agreement, and the officers and directors of The Company's are fully authorized, in the name and on behalf of ALLQ or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

11. Certificates. At and after the Effective Time until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate which immediately prior thereto represented shares of ALLQ Capital Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of The Company's Capital Stock into which the shares of ALLQ Capital Stock represented by such certificate have been converted as herein provided and shall be so registered on the books and records of The Company's and its transfer agent. At and after the Effective Time, the shares of capital stock of The Company's shall be uncertificated; provided, that, any shares of capital stock of The Company's that are represented by outstanding certificates of ALLQ pursuant to the immediately preceding sentence shall continue to be represented by certificates as provided therein and shall not be uncertificated unless and until a valid certificate representing such shares pursuant to the immediately preceding sentence is delivered to the Company’s transfer agent at which time such certificate shall be canceled and in lieu of the delivery of a certificate representing the applicable shares of capital stock of The Company's, The Company's shall (i) issue to such holder the applicable uncertificated shares of capital stock of The Company's by registering such shares in The Company's books and records as book-entry shares, upon which such shares shall thereafter be uncertificated and (ii) take all action necessary to provide such holder with evidence of the uncertificated book-entry shares, including any action necessary under applicable law in accordance therewith, including in accordance with NRS.

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the SEC) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51)-1 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies or other entity or person." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a shell company, because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The company may merge with or acquire another company in which the promoters, management, or promoters’ or managements’ affiliates or associates, directly or indirectly, have an ownership interest.

There are different situations for private companies which may make a reverse merger more attractive to an operating private company than filing its own Form 10. It takes significant time and effort just to be able to learn to file the necessary documents through the Edgar data base especially if the operating company has not invested in filing software to streamline the process which is expensive. We believe that small companies are usually in a hurry to raise capital and some investors require that the private companies they invest in are or become SEC reporting. The reason being is that some investors desire to have an exit strategy and a reverse merger with a Form 10 shell is perceived to be one step closer to liquidity. It should be noted that if a public shell company consummates a reverse merger with a private operating company, the company will be required to file a Form 8-K within four days of the transaction and that the Form 8-K will need to include audited financial statements of the private operating company and pro forma financial statements giving effect to the business combination

In contrast with a Form 10 shell company, a merger with a legacy shell company that has a significant shareholder base and is trading may have poignant liabilities including previous disgruntled shareholders that may suppress the stock price upon merger with an operating company. In addition, the surviving company may not qualify post- reverse merger as an emerging growth company under the Jobs Act if the legacy shell company had a registration statement declared effective on or before December 8, 2011 and the first sale of common equity occurred on or before December 8, 2011. Due diligence is slow and may be complicated by many different factors.

In contrast with a Form 10 shell company, a merger with a shell company with an existing business plan and minimum shareholder base and free trading stock necessary to achieve a ticker symbol and begin trading is very expensive compared to a Form 10 shell company notwithstanding the consideration a private company would have to provide to us and the fact that we would not provide such company with a shareholder base.

The analysis of new business opportunities will be undertaken by or under the supervision of Paul Moody, the sole officer and director of the Registrant. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)	Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and,

(h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Additionally, Perfect Solutions Group, Inc. will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be a merger or acquisition candidate for Perfect Solutions Group, Inc. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Perfect Solutions Group, Inc. and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Perfect Solutions Group, Inc. will also compete with numerous other small public companies in seeking merger or acquisition candidates.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company”, provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

If the Company engages in a registration statement offering our securities for sale as a blank check company or with a company that would still be considered a shell company or blank check company, our securities will require registration subject to Rule 419. The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

a)	Deposit and investment of proceeds

All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

b)	Deposit of securities

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

c)	Release of deposited and funds securities

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our shareholders, would not be available to us.

In addition, the ability to register or qualify for sale any shares of stock for both initial sale and secondary trading would be limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, if any, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered thus limiting the issuers ability to complete this offering.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. We anticipate difficulty in obtaining financing from other sources since we have no income and zero cash reserves. We are presently reliant on capital contributions towards expenses from our sole officer and director, Paul Moody. Our sole officer and director, has not guaranteed that he will continue to support our capital needs. Therefore, we may not have the ability to continue as a going concern.

In addition, depending upon the transaction, the Registrants current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

The Company anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction approved by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors approval without stockholder approval. Under Nevada law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is approved by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such cost to be approximately $10,000. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management, which consists of one person, our sole officer and director, Mr. Paul Moody. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business approximately five (5) hours per week until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Furthermore, the analysis of new business opportunities will be undertaken by or under the supervision of Paul Moody, the sole officer and director of the Company, who is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Mr. Moody and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely impact the Company’s ability to identify and consummate a successful business combination. There is no guarantee that Mr. Moody will be able to identify a business combination target that is suitable for the Company. Paul Moody, the sole officer and director of the company, may hire third parties to conduct an analysis for a target company or any other business opportunities.

(c) Reports to security holders.

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

EMERGING GROWTH COMPANY

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(d) the date on which such issuer is deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto..

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A. RISK FACTORS

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. We are an emerging growth company (EGC) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies section above). Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The risks we may face if the target business we may intend to merger with is financially unstable include but are not limited to difficulty in achieving future financing, continuing operations, bankruptcy, litigation, and increasing business operations on a limited or no budget.

We the registrant will not pay a cash finder’s fee for the consummation of any business acquisition the Company makes pursuant to its current business plan. Additionally, at this time we do not plan to issue securities as a finder’s fee.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i) filing of Exchange Act reports (legal, accounting and auditing fees) in the amount of approximately $5,000;

(ii) costs relating to consummating an acquisition in the amount of approximately $10,000 to pay for legal fees and audit fees.

We believe we will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by Mr. Paul Moody, our sole officer, and director and or potentially investors. However, there is no guarantee that such additional funds will be made available to us or on terms that are favorable to us. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our officer and director, Mr. Paul Moody, or investors, regarding funding and no funding commitment for future expenses has been obtained. If in the future we need funds to pay expenses, we will consider these and other yet to be identified options for raising funds and/or paying expenses. If Mr. Moody, or investors, do not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

We have negative working capital, a stockholder deficit, and no source of revenues. These conditions raise substantial doubt about our ability to continue as a going concern. We will be devoting our efforts to locating merger candidates upon effectiveness of this Form 10 registration statement. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. However, there is no assurance that the Company will have greater access to capital due to its public company status, and therefore a business combination with an operating company in need of additional capital may expose the Company to additional risks and challenges. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We have, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, we offer owners of target businesses the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means. Nevertheless, upon affecting an acquisition or merger with us, there will be costs and time required by the target business to provide comprehensive business and financial disclosure, such as the terms of the transaction and a description of the business and management of the target business, among other things, and will include audited consolidated financial statements of the Company giving effect to the business combination, as part of a filing on Form 8-K.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that we will likely be able to affect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

Current economic and financial conditions are volatile and affect the selection of a business combination and increase the complex ability of the Company’s goals. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slowdown. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We intend to search for a target business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, financial advisors and similar persons, accounting firms and attorneys notwithstanding us contacting any business directly. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. However, there is no assurance that we will locate a target company for a business combination.

Liquidity

We have no known demands or commitments and are not aware of any events or uncertainties as of July 31, 2021 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of July 31, 2021.

Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 3. PROPERTIES

We neither rent nor own any properties. Until we pursue a viable business opportunity and recognize income, we will not seek office space. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

As of of the date of this registration statement, 573,271,545 shares of Common Stock and 10,000 shares of Preferred Series Z Stock were issued and outstanding. Series Z Preferred Stock has no conversion rights to any other class, and every share of Series Z Preferred Stock held has voting rights equal to 1,000,000 votes of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Common Shares)	Percentage of Class (Common)	Amount and Nature of Beneficial Ownership (Preferred Shares)	Percentage of Class (Preferred)	Total Voting Percentage

Officers and Directors
Paul Moody (1) 780 Reservoir Avenue, #123 Cranston, RI 02910	0	0%	0	0%	0%
5% or Greater Shareholders
CRS Consulting, LLC (2) 780 Reservoir Avenue, #123 Cranston, RI 02910	0	0%	10,000	100%	94.58%
Maori, Inc. (3) Calles Central Y Primira Avendia 8 Edificio 61E Sane Jose Costa Rica	178,000,000	31.05%	0	0%	1.68%
John H. Jochem Residuary Trust (4) 32974 LBJ FWY STE #401 Dallas, TX 75234	85,000,000	14.83%	0	0%	0.80%
Nqtel, Inc. (5) 1606 Banbury Lane Carrollton, TX 75006	50,000,000	8,72%	0	0%	0.47%
Total Voting Percentage (5% or greater shareholders and Officers/ Directors as a group)					97.55%
_________________________________________

1 Mr. Paul Moody serves as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company. The row for Paul Moody does not include any ownership shared by Paul Moody through CRS Consulting, LLC.

2 The majority shareholder, CRS Consulting, LLC, a Wyoming LLC owned and controlled by Jeffrey DeNunzio, Thomas DeNunzio and Paul Moody.

3 The control person of Maori, Inc. is Hunter Jochem. Maori, Inc., and the controller of Maori, Inc., have no affiliation with the company.

4 The control person of the John H. Jochem Residuary Trust is Hunter Jochem. The John H. Jochem Residuary Trust, and the controller of the John H. Jochem Trust, have no affiliation with the Company.

5 The control person of Nqtel, Inc. is Jeffrey Parlin. Nqtel, Inc., and the controller of Nqtel, Inc., have no affiliation with the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

A. Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Paul Moody	32	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, and Director

Paul Moody, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Paul Moody, age 32, acts as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, and Director of the Company. Mr. Moody attended the University of Rhode Island and graduated in 2014 with a Bachelor of Fine Arts. Paul Moody served as Secretary of NL One Corp., a patent development company, from April 29, 2014 to May 16, 2016. He also serviced as Chief Executive Officer, President, and Director of Sigmata Electronics, Inc. an electronics company, from January 28, 2016 through December 11, 2019. From 2015 to Present Mr. Moody has been affiliated with V Financial Group, Inc. by providing consulting services relating to technical writing, corporate structuring, and assistance with corporate filings on a need be basis. None of the entities mentioned within Paul Moody’s biographical information have any affiliation with V Financial Group, Inc. Paul Moody has also served as sole Officer and Director of Quick Start Holdings, Inc., from September 4, 2018 to February 13, 2019. At the time Mr. Moody held these positions with Quick Start Holdings, Inc., the Company was deemed to be a blank check shell Company. Paul Moody has also served as sole Officer and Director of Fast Lane Holdings, Inc., from December 6, 2018 to October 21, 2019. At the time Mr. Moody held these positions with Fast Lane Holdings, Inc., the Company was deemed to be a blank check shell Company. Paul Moody has also served as sole Officer and Director of Budding Times, Inc., from June 7, 2019 through March 12, 2020. At the time Mr. Moody held these positions with Budding Times, Inc., the Company was deemed to be a blank check shell Company. Mr. Moody has also served as sole Officer and Director of Turnkey Solutions, Inc., from April 15, 2020 to November 18, 2020. At the time Mr. Moody held these positions with Turnkey Solutions, Inc., the Company was deemed to be a blank check shell Company. Mr. Moody served as the sole Officer and Director of Business Solutions Plus, Inc. from August 30, 2019 to May 7, 2021. At the time Mr. Moody held these positions with Business Solutions Plus, Inc., the Company was deemed to be a blank check shell Company.

As sole officer, director, and founder of the issuer, Paul Moody is deemed to be a promoter of the Company. Although we do not believe that there are any direct conflicts of interest with Mr. Moody's outside business activities, there can be no assurances that this will continue to be the case in the future. In the event of such conflicts, Mr. Moody may not be able to devote as many hours to the issuer. At present, Mr. Moody devotes approximately five (5) hours per week to the Company.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors has one member. The Board acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Additional Information

Paul Moody, our sole officer and director, is not currently an officer or director of any other blank check shell company. As described previously in his biography, he has experience in the field of blank check companies as an officer and director prior to effected changes in control.

The business purpose of this blank check company as well as the previous blank check companies that Mr. Moody was involved with, were to engage in a business merger or acquisition with an unidentified company or companies.

The information in the table below summarizes all of the blank check shell companies, which filed a registration statement on Form 10-12G, with which Mr. Paul Moody has served, or currently serves, as an officer, or been within the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Kaival Brands Innovations Group, Inc., FKA “Quick Start Holdings, Inc.,” a Delaware Company	Prior Sole Officer and Director	1/10/2019	Share Exchange Agreement between GMRZ Holdings LLC, a Nevada limited liability company, and Kaival Brands Innovations Group, LLC, a Delaware limited liability company	2/20/2019	$325,000

Blubuzzard, Inc. FKA “Fast Lane Holdings, Inc.”	Prior Sole Officer and Director	1/25/2019	Share Exchange Agreement between Giant Consulting Services, LLC, a Nevada limited liability company, and Lykato Group, LLC, a Florida limited liability company	10/21/2019	$325,000

Next Meats Holdings, Inc., FKA “Turnkey Solutions, Inc.”	Prior Sole Officer and Director	5/08/2020	Share Exchange Agreement between Flint Consulting Services, LLC, a Wyoming limited liability company, and Next Meats Co., Ltd, a Japan company	11/18/2020	$325,000

WB Burgers Asia, Inc., FKA “Business Solutions Plus, Inc.”	Prior Sole Officer and Director	12/28/2020	Share Exchange Agreement between Flint Consulting Services, LLC, a Wyoming limited liability company, and White Knight Co, Ltd, a Japan company	5/7/2021	$325,000

Better For You Wellness, Inc., FKA “Fast Track Solutions, Inc.”	Prior Sole Officer and Director for a period of one day. Member of former controlling shareholder CRS Consulting, LLC.	3/23/2021	Share Exchange Agreement between CRS Consulting, LLC, a Wyoming limited liability company, and Green Ohio Ventures, LLC, an Ohio Limited Liability Company, Ian James, and Stephen Letourneau	7/30/2021	$335,000

The information in the table below summarizes all of the private blank check shell companies with which Mr. Paul Moody has served, or currently serves, as an officer, or been within the past five years.

Name	Relationship with Issuer	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Ealixir, Inc., FKA “Budding Times, Inc.” a Nevada Company	Prior Sole Officer and Director	Share Exchange Agreement between Flint Consulting Services LLC, a Wyoming limited liability company, and Ealixir Privacy Services Ltd., a Republic of Ireland Company.	3/12/2020	$350,000

ITEM 6. EXECUTIVE COMPENSATION

Paul Moody, our sole officer and director does not and has not received any compensation for his services rendered to our company since inception, nor has he received such compensation in the past. No remuion of any nature has been paid for or on account of services rendered by a director in such capacity. Our sole officer and director intends to devote no more than five (5) hours a week to our affairs.

Mr. Moody will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

The following table shows for the year ended July 31, 2021, the compensation awarded (earned) or paid by us to our named executive officers, current majority shareholders, related parties, or those acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

SUMMARY COMPENSATION TABLE
Name and principal position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Moody, Sole Officer and Director	July 31, 2021	—	—	—	—	—	—	—	—

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We utilize the office space and equipment of our management at no cost.

As sole officer, director, and founder of the issuer, Paul Moody is deemed to be a promoter of the Company.

There have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

-	Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

-	Established any committees of the Board of Directors.

Given the nature of our company, our limited shareholder base and the current composition of our management, our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that management of a target business will establish:

-	Its own Board of Directors,

-	Establish its own definition of 'independent" as related to directors and nominees for directors,

-	Establish committees that will be suitable for its operations after the Company consummates a business combination.

*The Company has no audit, nominating, compensation or any type of committee whatsoever as of the date of this report.

HOLDING COMPANY REORGANIZATION

On September 8, 2021, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). The constituent corporations in the Reorganization were ALL-Q-TELL Corporation (“ALLQ” or “Predecessor”), Perfect Solutions Group, Inc. (“Successor”), and Perfect Solutions Merger Sub, Inc. (“Merger Sub”). Our director is, and was, the sole director/officer of each constituent corporation in the Reorganization.

Perfect Solutions Group, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Perfect Solutions Group, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Perfect Solutions Group, Inc. became a wholly owned direct subsidiary of ALL-Q-TELL Corporation and Merger Sub became a wholly owned and direct subsidiary of Perfect Solutions Group, Inc.

Pursuant to the above, on September 8, 2021, ALL-Q-TELL Corporation filed Articles of Merger with the Nevada Secretary of State. The merger became effective on September 15, 2021 at 4:00 PM EST (“Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Perfect Solutions Group, Inc.’s (“Successors”) common stock.

Perfect Solutions Group, Inc., as successor issuer to ALL-Q-TELL Corporation, continued to trade in the OTC MarketPlace under the ticker symbol “ALLQ” until FINRA issued a new ticker symbol for Perfect Solutions Group, Inc. into the marketplace, “PSGI”, on November 19, 2021. ALLQ’s CUSIP Number changed from 01664B100 to Perfect Solution Group’s CUSIP Number 71373M101 as obtained from Global Services on September 17, 2021 upon the effectiveness of the Corporate Action.

Our Common Stock is currently listed on the OTC Markets Group Inc.’s Expert Market under the symbol “ PSGI ”.

The Company believes that the Reorganization, deemed effective on September 15, 2021, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, the provisions of NRS 92A.180 did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act of 1933.”

However, if the Company’s belief is later determined to be incorrect, whereas the Company may have been required to register the transaction under Section 5 of the Securities Act, shareholders as a result may have a right of rescission under Section 12(a)(1) of the Securities Act. Those potential consequences may have a substantive impact on our liquidity now or at any future time. The SEC could initiate proceedings against the Company and any person that sold securities in violation of Section 5 of the 1933 Securities Act. Section 5 of the Securities Act of 1933 prohibits the sale or delivery of unregistered securities unless a registration statement is in effect as to a security.

On September 15, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock we held in ALL-Q-TELL Corporation resulting in ALL-Q-TELL Corporation as a stand-alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with ALL-Q-TELL Corporation after the Reorganization. Paul Moody, the Director of ALL-Q-TELL Corporation, did not discover any assets of ALL-Q-TELL Corporation from the time he was appointed Director until the completion of the Reorganization and subsequent separation of ALL-Q-TELL Corporation as a stand-alone company.

Given that the former business plan and objectives of ALL-Q-TELL Corporation (“ALLQ”) and the present day business plan and objectives of Perfect Solutions Group, Inc. (“PSGI”) substantially differ from one another, we conducted the corporate separation with ALL-Q-TELL Corporation immediately after the effective time of the Reorganization in order to avoid any shareholder confusion. The former business plan of ALLQ (to operate sleep diagnostic machines and also provide diagnostic services to hospitals on a contractual basis) under the leadership of its former directors, does not, in any way, represent the current day blank check business plan of Perfect Solutions Group, Inc. It is our belief that ALLQ was a shell company at the time of the Reorganization. The result of corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives. Furthermore, we wanted to continue trading in the OTC MarketPlace.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our sole director, to be for the benefit of the corporation and its shareholders. Former shareholders of ALLQ are now the shareholders of PSGI. Each and every shareholder of ALLQ became a shareholder of PSGI with each share of capital stock of ALLQ held by former ALLQ shareholder becoming an equivalent amount of capital stock held in PSGI. The former shareholders of ALLQ now have the opportunity to benefit under our business plan and we have the opportunity to grow organically from our shareholder base and new leadership under our sole director.

FINRA completed its review of our corporate action. On September 17, 2021, Perfect Solutions Group, Inc. was given a CUSIP number by CUSIP Global Services of 71373M101 and a ticker symbol PSGI. The announcement of our Predecessor’s corporate action was posted on the FINRA daily list on November 18, 2021. The Market Effective date was November 19, 2021.

Currently, CRS Consulting, LLC, a Wyoming LLC owned and controlled by Jeffrey DeNunzio, Thomas DeNunzio and Paul Moody, is our controlling shareholder, owning 10,000 shares of Series Z Preferred Stock. Series Z Preferred Stock has no conversion rights to any other class, and every vote of Series Z Preferred Stock has voting rights equal to 1,000,000 votes of Common Stock.

 We utilize the office space and equipment of our management at no cost.

The Company’s sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $960 during the period ended May 31, 2021.

The $960 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

*The Company has no audit, nominating, compensation or any type of committee whatsoever as of the date of this report.

ITEM 8. LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

Our Common Stock is currently listed on the OTC Markets Group Inc.’s Expert Market under the symbol “PSGI” .

Set forth in the below table are the range of high and low bid closing bid prices for the periods indicated as reported by the OTCM.

Notes to table below:

Perfect Solutions Group, Inc. (we, us, our, or the "Company"), was incorporated on June 29, 2021 in the State of Nevada. Prior to the reorganization it participated in, effective September 15, 2021, it was not quoted on any marketplace or exchange.

Quarter Ended	High Bid	Low Bid
October 31, 2021 (1)	$0.27	$0.10

(1)	Data for the quarter is comprised of the period from September 15, 2021 through September 28, 2021. On September 28, 2021, the Company was moved to the OTC Markets Group Inc.’s Expert Market, which allows for unsolicited quotes but does not allow public viewing of the high or low bid. The Company does not have access to unsolicited quote data.

(b) Holders.

As of the date of this report, there are approximately 115 shareholders of record of our common stock and 1 shareholder of record of our preferred stock.

(c) Dividends.

We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On September 8, 2021, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). The constituent corporations in the Reorganization were ALL-Q-TELL Corporation (“ALLQ” or “Predecessor”), Perfect Solutions Group, Inc. (“Successor”), and Perfect Solutions Merger Sub, Inc. (“Merger Sub”). Our director is, and was, the sole director/officer of each constituent corporation in the Reorganization.

Perfect Solutions Group, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Perfect Solutions Group, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Perfect Solutions Group, Inc. became a wholly owned direct subsidiary of ALL-Q-TELL Corporation and Merger Sub became a wholly owned and direct subsidiary of Perfect Solutions Group, Inc.

Pursuant to the above, on September 8, 2021, ALL-Q-TELL Corporation filed Articles of Merger with the Nevada Secretary of State. The merger became effective on September 15, 2021 at 4:00 PM EST (“Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Perfect Solutions Group, Inc.’s (“Successors”) common stock.

Perfect Solutions Group, Inc., as successor issuer to ALL-Q-TELL Corporation, continued to trade in the OTC MarketPlace under the ticker symbol “ALLQ” until FINRA issued a new ticker symbol into the marketplace, “PSGI”, on November 19, 2021. The Company’s CUSIP Number obtained from Global Services for its common stock was changed to 71373M101 upon the effectiveness of the Corporate Action.

On September 15, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock we held in ALL-Q-TELL Corporation resulting in ALL-Q-TELL Corporation as a stand-alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets and liabilities, if any, remain with ALL-Q-TELL Corporation after the Reorganization. Paul Moody, the Director of ALL-Q-TELL Corporation, did not discover any assets of ALL-Q-TELL Corporation from the time he was appointed Director until the completion of the Reorganization and subsequent separation of ALL-Q-TELL Corporation as a stand-alone company.

Given that the former business plan and objectives of ALL-Q-TELL Corporation and the present day business plan and objectives of Perfect Solutions Group, Inc. substantially differ from one another, we conducted the corporate separation with ALL-Q-TELL Corporation immediately after the effective time of the Reorganization in order to avoid any shareholder confusion. The former business plan of ALL-Q-TELL Corporation (to operate sleep diagnostic machines and also provide diagnostic services to hospitals on a contractual basis) under the leadership of its former directors, does not, in any way, represent the current day blank check business plan of Perfect Solutions Group, Inc., and thus it is the belief of the Company that the corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives. It is our belief that ALL-Q-TELL Corporation was a shell company at the time of the Reorganization.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our sole director, to be for the benefit of the corporation and its shareholders. Former shareholders of ALL-Q-TELL Corporation. are now the shareholders of Perfect Solutions Group, Inc. and have the opportunity to benefit in the event of a business combination with another company.

FINRA completed its review of our corporate action. On September 17, 2021, Perfect Solutions Group, Inc. was given a CUSIP number by CUSIP Global Services of 71373M101 and a ticker symbol PSGI. The announcement of our Predecessor’s corporate action was posted on the FINRA daily list on November 18, 2021. The Market Effective date was November 19, 2021.

We believe the Reorganization, deemed effective on September 15, 2021, did not involve a sale of our common stock. The Agreement and Plan of Merger (the “Reorganization”) was effective on September 15, 2021, by and among All-Q-Tell Corp., a Nevada corporation (“Predecessor”), Perfect Solutions Group, Inc., a Nevada corporation (“Successor”) and a direct, wholly owned subsidiary of Predecessor, and Perfect Solutions Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and a direct, wholly owned subsidiary of Successor. Pursuant to the Reorganization and at the Effective Time, by virtue of the merger and without any action on the part of the holder thereof; each share of capital stock of the Predecessor issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Successor capital stock.

There was no “sale” of securities pursuant to the Reorganization. Rule 145(a) under the Securities Act (“Rule 145(a)”) provides that a “sale” is deemed to be involved, within the meaning of Section 2(3) of the Securities Act (“Section 2(3)”), when the security holders of a corporation are asked to vote on or to consent to a plan or agreement for a statutory merger.  Rule 145(a) is designed to make available the protection provided by registration under the Securities Act to persons who are offered securities in certain business combinations and provides, in pertinent part, that it will be applicable “so far as the security holders of a corporation or other person are concerned where, pursuant to statutory provisions of the jurisdiction under which such corporation or other person is organized, or pursuant to provisions contained in its certificate of incorporation… there is submitted for the vote or consent of such security holders a plan or agreement [for]… a statutory merger or consolidation.”

Pursuant to NRS 92A.180, a merger of parent into subsidiary or subsidiary into parent did not require the vote or consent of shareholders. A parent domestic corporation owning at least 90 percent of the outstanding shares of each class of a subsidiary may merge the subsidiary into itself without approval of the shareholders of the shareholder’s interests of the parent domestic corporation or the shareholders of the shareholder’s interests of the subsidiary domestic corporation. The board of directors of a parent corporation shall adopt the plan of merger. Articles of merger under this section may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

Accordingly, the Company did not solicit or obtain the vote or consent of its stockholders prior to consummating the Reorganization. The company stockholders were not entitled to dissenters’ appraisal rights.

Our Reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 resulted in (i) each of the Predecessor’s stockholders holding the same percentage interest in Successor as each stockholder held in the Predecessor immediately prior to the Reorganization, and (ii) each Predecessor stockholder being in the same economic position after the Reorganization as before the Reorganization.

In summary, (a) stockholder approval of the Reorganization was not required under NRS 92A.180; (b) stockholder approval of the Reorganization was not being sought; (c) under the applicable provision, company stockholders were not entitled to dissenters’ appraisal rights; (d) the respective certificates of incorporation and bylaws of Predecessor and Successor were identical before and after the merger (e) Predecessor stockholders received securities of the same class evidencing the same proportional interest as Successor as those they held in Predecessor; (f) the Board of Directors of Successor were identical to the Board of Directors and officers of Predecessor as they were immediately prior to the consummation of the Reorganization; (g) the rights and interests of the holders of Successor capital stock were substantially the same as those they had as holders of the Predecessor common stock; (h) the board of directors of Predecessor and Successor intend that the Reorganization constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue code; (i) Successor’s purpose was to effect the Reorganization and, prior to the consummation of the Reorganization, had no assets or liabilities; (j) Merger Sub was formed for the purpose of effecting the Reorganization and, prior to the consummation of the Reorganization, had no assets or liabilities; (k) immediately following consummation of the Reorganization, Predecessor as the surviving corporation with Merger Sub had the same assets and liabilities that it had prior to consummation of the Reorganization; (l) the capital stock of Successor was converted solely as part of a Reorganization of Predecessor into a holding company structure.

However, if the Company’s belief is later determined to be incorrect, whereas the Company may have been required to register the transaction under Section 5 of the Securities Act, shareholders as a result may have a right of rescission under Section 12(a)(1) of the Securities Act. Those potential consequences may have a substantive impact on our liquidity now or at any future time. The SEC could initiate proceedings against the Company and any person that sold securities in violation of Section 5 of the 1933 Securities Act. Section 5 of the Securities Act of 1933 prohibits the sale or delivery of unregistered securities unless a registration statement is in effect as to a security.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 1,500,000,000 shares of capital stock, of which 1,400,000,000 are shares of common stock, par value $0.0001 per share (the "Common Stock") and 100,000,000 are shares of preferred stock, par value $0.0001 per share (the Preferred Stock). Of the shares of preferred stock authorized, 1,000,000 shares are designated as Preferred Series Z Stock, whereas every one share of Series Z stock has voting rights equal to one million votes of Common Stock.

As of of the date of this registration statement, 573,271,545 shares of Common Stock and 10,000 shares of Preferred Series Z Stock were issued and outstanding.

Common Stock

All shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights.

Preferred Stock

The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors.

Of the shares of preferred stock authorized, 1,000,000 shares are designated as Preferred Series Z Stock, whereas every one share of Series Z Preferred Stock has voting rights equal to one million votes of Common Stock.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements that are referenced in the certification of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

Perfect Solutions Group, Inc.

Index to Audited Financial Statements

Page*

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheet as of July 31, 2021	F-2

Statement of Operations for the Period June 29, 2021 (Inception) to July 31, 2021	F-3

Statement of Changes in Stockholder (Deficit) for the Period June 29, 2021 (Inception) to July 31, 2021	F-4

Statement of Cash Flows for the Period from June 29, 2021 (Inception) to July 31, 2021	F-5

Notes to Audited Financial Statements	F-6 to F-9

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Perfect Solutions Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Perfect Solutions Group, Inc. (the "Company") as of July 31, 2021, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

August 25, 2021

Perfect Solutions Group, Inc.

Balance Sheet

(Audited)

July 31, 2021

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued Expenses	$3,750

TOTAL LIABILITIES	$3,750

Stockholders’ Equity (Deficit)
Preferred stock ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding as of July 31, 2021)	-
Common stock ($.0001 par value, 200,000,000 shares authorized, none issued and outstanding as of July 31, 2021)	-
Additional paid-in capital	960
Accumulated deficit	(4,710)
Total Stockholders’ Equity (Deficit)	(3,750)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these audited financial statements.

Perfect Solutions Group, Inc. Statement of Operations (Audited)
For period June 29, 2021 (Inception) to July 31, 2021

Operating expenses

General and administrative expenses	$4,710
Total operating expenses	4,710

Net loss	$(4,710)

Basic and Diluted net loss per common share	$-

Weighted average number of common shares outstanding - Basic and Diluted	-

The accompanying notes are an integral part of these audited financial statements.

 Perfect Solutions Group, Inc.

Statement of Changes in Stockholder (Deficit)

For the Period June 29, 2021 (Inception) to July 31, 2021

(Audited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, June 29, 2021	-	$-	$-	$-	$-

Expenses paid on behalf of the Company and contributed to capital	-	-	960	-	960
Net loss	-	-		(4,710)	(4,710)
Balances, February 28, 2021	$-	$-	$960	$(4,710)	$(3,750)

The accompanying notes are an integral part of these audited financial statements.

Perfect Solutions Group, Inc.

Statement of Cash Flows

(Audited)

For the Period June 29, 2021 (Inception) to July 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,710)
Changes in current assets and liabilities:
Accrued expenses	3,750
Net cash used in operating activities	(960)

CASH FLOWS FROM FINANCING ACTIVITIES
Expenses contributed to capital	$960
Net cash used in financing activities	960

Net change in cash	$-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these audited financial statements.

Perfect Solutions Group, Inc.

Notes to Audited Financial Statements

Note 1 – Organization and Description of Business

Perfect Solutions Group, Inc. (we, us, our, or the "Company") was incorporated by Jeffrey DeNunzio on June 29, 2021 in the State of Nevada. Jeffrey DeNunzio’s role was limited to that of an Incorporator.

On June 29, 2021, Jeffrey DeNunzio appointed Paul Moody as Chief Executive Officer, Chief Financial Officer, and Director of Perfect Solutions Group, Inc.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of July 31, 2021, the Company had not yet commenced any operations.

 The Company has elected July 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents as of July 31, 2021 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of July 31, 2021.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of July 31, 2021 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of July 31, 2021.

The Company’s stock-based compensation for the period ended July 31, 2021 was $0.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of May 31, 2021, the Company has incurred a net loss of approximately $4,710 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $989 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance. Given our inception on June 29, 2021, and our fiscal year end of July 31, 2021, we have completed only one taxable fiscal year.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of July 31, 2021.

Note 6 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company, as of July 31, 2021, consists of 5,000,000 shares with a par value of $0.0001. There were no shares of preferred stock issued and outstanding as of July 31, 2021.

Common Stock

The authorized common stock of the Company, as of July 31, 2021, consists of 200,000,000 shares with a par value of $0.0001. There were no shares of common stock issued and outstanding as of July 31, 2021.

Additional Paid-In Capital

The Company’s sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $960 during the period ended May 31, 2021.

The $960 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

Note 7 – Related-Party Transactions

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 8 – Subsequent Events

Management has reviewed financial transactions for the Company subsequent to the fiscal year ended July 31, 2021 and has found that there was nothing material to disclose other than the following: On September 7, 2021 the Company filed restated articles of incorporation.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 15.

Exhibits

Exhibit Number	Description
3.1		Restated Articles of Incorporation*
3.2		By-Laws*
10.1		Agreement and Plan of Merger*
10.2		Separation Agreement*
99.1		Custodianship Order*

______________

* Filed herewith

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 19, 2022	Perfect Solutions Group, Inc.

	By:	/s/ Paul Moody
Name: Paul Moody
Title: President and Chief Executive Officer